Exhibit 5.1

August 21, 2026

Aptevo Therapeutics Inc.

2401 4th Avenue, Suite 1050

Seattle, WA 98121

Re: Aptevo Therapeutics Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Aptevo Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 of the Company (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), relating to the resale of up to e shares (collectively, the “Resale Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”), consisting of (i) shares of Common Stock issuable upon the exercise of outstanding common stock purchase warrants (the “Inducement Warrants”) that were issued to certain holders (the “Holders”) pursuant to those certain Warrant Inducement and Reload Letters, dated as of August 12, 2026 (the “Inducement Letters”), among the Company and the holders party thereto, and (ii) pre-funded common stock purchase warrants (“Pre-Funded Warrants”) and common stock purchase warrants (“Common Warrants” and together with the Inducement Warrants and the Pre-Funded Warrants, the “Warrants”) that were issued to the Holders pursuant to that certain Securities Purchase Agreement, dated as of August 12, 2026 (the “Purchase Agreement”), among the Company and the holders party thereto.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinions set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including without limitation:

(i) the Registration Statement;

(ii) the Prospectus;

(iii) the Warrants;

(iv) the Purchase Agreement;

(v) the Inducement Letters;

(vi) the Amended and Restated Certificate of Incorporation of the Company (as amended on March 26, 2020, March 5, 2024, December 3, 2024, May 23, 2025 and December 29, 2025, the “Certificate of Incorporation”), certified as of August 21, 2026, by the Secretary of State of the State of Delaware and certified by an officer of the Company as of the date hereof, and the Bylaws of the Company as presently

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August 21, 2026

in effect (the “Bylaws”, and together with the Certificate of Incorporation, the “Company Charter Documents”);

(vii) a certificate, dated as of August 21, 2026, from the Secretary of State of the State of Delaware certifying as to the existence and good standing of the Company under the laws of the State of Delaware (the “Good Standing Certificate”);

(viii) resolutions adopted by the Board of Directors of the Company (the “Board”) delegating to its Executive Committee the authority with respect to the Warrants and Resale Shares and resolutions adopted by the Executive Committee of the Board, certified by an officer of the Company, relating to, among other things, the approval of the issuance of the Warrants and the filing of the Registration Statement, and relating to the registration of the Resale Shares, that are necessary or advisable for the issuance of the Warrants (the “Resolutions”); and

(ix) a certificate executed by an officer of the Company, dated as of the date hereof, certifying to, among other things, the Company Charter Documents and the Resolutions.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth in this opinion letter.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (iv) the legal competency, capacity and authority of all persons executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that there has not been and there will not be any change in the good standing status of the Company from that reported in the Good Standing Certificate; (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties; (x) that the Resale Shares will not be issued or transferred in violation of any restriction contained in the Certificate of Incorporation and that upon issuance of any of the Resale Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation; (xi) that at or prior to the time of the issuance and delivery of the Resale Shares, the Registration Statement will have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (xii) that the exercise price of the Warrants will not be adjusted to an amount below the par value of the Common Stock; and (xiii) that the Purchase Agreement and Inducement Letters executed by the Holders and the Warrants are in substantially the form previously provided to us to review. We have also assumed that the Resale Shares will be issued and sold as described in the Registration Statement and in accordance with the terms of the Purchase Agreement and Inducement Letters, as applicable. With respect to the Warrants and the Resale Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Resale Shares and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may

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cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Resale Shares have been duly authorized by all necessary corporate action on the part of the Company and, when and if issued upon exercise of the Warrants in accordance with the terms of the respective Warrants, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act solely for such purpose. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP